Exhibit 10.37

FIRST AMENDMENT
TO THE
SAN JOSE WATER COMPANY
SPECIAL DEFERRAL ELECTION PLAN
(October 23, 2012 Amendment and Restatement, Effective as of January 1, 2013)
WHEREAS, San Jose Water Company (the “Company”) maintains the San Jose Water Company Special Deferral Election Plan (the “Plan”);
WHEREAS, SJW Corp., the corporate parent of the Company, will be merged with and into SJW Group, Inc., a Delaware corporation, which thereafter will change its name to SJW Group, for the purpose of changing the state of incorporation of SJW Corp. from California to Delaware (collectively, the “Merger”); and
WHEREAS, the Company wishes to amend the Plan to reflect the Merger.
NOW, THEREFORE, the Plan is hereby amended as follows to be effective upon consummation of the Merger:
1.All references to “SJW Corp.” in the Plan shall be replaced with references to “SJW Group”.
2.The first sentence of Section 3.04 is amended in its entirety to read as follows:
3.04    “Change in Control” shall mean a change in ownership or control of the Corporation or a change in ownership or control of SJW Group, a Delaware corporation (“SJW Group”) which occurs while SJW Group is the beneficial owner (as determined pursuant to Rule 13d-3 of the 1934 Act) of securities that possess more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding voting securities.
2.Except as expressly modified by this First Amendment, all the terms and provisions of the Plan shall continue to remain in full force and effect.
[Signature Page Follows]

DB2/ 26294567.3

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on this 26th day of October, 2016.

SAN JOSE WATER COMPANY

By:	/s/ W. Richard Roth
W. Richard Roth, Chief Executive Officer and
Chairman of the Board of Directors

DB2/ 26294567.3
[Signature Page to First Amendment to the Special Deferral Election Plan]